UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

  May 1, 2023
Date of Report (date of earliest event reported)

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OpGen, Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-37367 (Commission File Number)	06-1614015 (I.R.S. Employer Identification Number)

9717 Key West Ave, Suite 100
Rockville, MD 20850
(Address of principal executive offices)(Zip code)

(301) 869-9683
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPGN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On May 1, 2023, OpGen, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with a certain institutional investor (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor in a best-efforts public offering (the “Offering”) (i) 605,000 shares of the Company’s common stock, par value $0.01 per share (the ‘Common Stock”), (ii) pre-funded warrants to purchase up to an aggregate of 3,890,825 shares of Common Stock (the “Pre-funded Warrants”), and (iii) common warrants to purchase up to an aggregate of 4,495,825 shares of Common Stock (the “Common Warrants” and together with the Pre-funded Warrants, the “Warrants”). Each share of Common Stock and accompanying Common Warrant was sold at a price of $0.7785 per share and accompanying Common Warrant, and each Pre-funded Warrant and accompanying Common Warrant was sold at an offering price of $0.7685 per share underlying such Pre-funded Warrant and accompanying Common Warrant, for aggregate gross proceeds of approximately $3.5 million before deducting the placement agent’s fees and the offering expenses. The Company intends to use the net proceeds from this offering to: (i) support continued commercialization of its FDA-cleared Acuitas AMR Gene Panel test for isolates in the U.S.; (ii) commercialize its products with a focus on the Unyvero Platform and diagnostic tests; (iii) support continued research and development, clinical trials and regulatory submissions for its Unyvero products; (iv) support further development and commercialization of the Ares Genetics database and service offerings; (v) support directed sales and marketing efforts to the customers and collaborators for our products and services; (vi) invest in manufacturing and operations infrastructure to support sales of products; and (vii) repay certain outstanding indebtedness of the Company and its subsidiaries. The Company intends to use the remaining net proceeds for working capital and other general corporate purposes.

The Offering closed on May 4, 2023.

The Common Warrants have an exercise price of $0.7785 per share and will be exercisable beginning on the date of stockholder approval of the exercisability of the warrants under Nasdaq rules. The Common Warrants will expire on the five-year anniversary of the date of such stockholder approval. The exercise price and the number of shares of Common Stock issuable upon exercise of each Common Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Warrants will be entitled to receive, upon exercise of the Common Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Common Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Common Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Company may not effect the exercise of certain Common Warrants, and the applicable holder will not be entitled to exercise any portion of any such Common Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the holder of such Common Warrant (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such Common Warrants.

Each Pre-funded Warrant has an exercise price per share of Common Stock equal to $0.01 per share and may be exercised at any time until the Pre-funded Warrants are exercised in full. The exercise price and the number of shares of Common Stock issuable upon exercise of each Pre-funded Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock. In addition, in certain circumstances, upon a fundamental transaction, a holder of Pre-funded Warrants will be entitled to receive, upon exercise of the Pre-funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-funded Warrants immediately prior to the fundamental transaction; provided, however, that in the event of a fundamental transaction where the consideration consists solely of cash, solely of marketable securities or a combination thereof, each Pre-funded Warrant will be deemed to be exercised in full in a cashless exercise effective immediately prior to and contingent upon the consummation of such fundamental transaction.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the purchaser and customary indemnification rights and obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Securities and Exchange Commission.

In connection with the Offering, the Company also entered into a warrant amendment agreement (the “Warrant Amendment Agreement”) with the Investor. Under the Warrant Amendment Agreement, the Company agreed to amend certain existing warrants to purchase up to 6,396,903 shares of common stock that were previously issued in 2018, 2021, 2022 and 2023 to the Investor, with exercise prices ranging from $2.65 to $7.54 per share (the “Existing Warrants”), in consideration for their purchase of the securities in the Offering, as follows: (i) lower the exercise price of the Existing Warrants to $0.7785 per share, (ii) provide that the Existing Warrants, as amended, will not be exercisable until the receipt of stockholder approval for the exercisability of the Common Warrants in the Offering, and (iii) extend the original expiration date of the Existing Warrants by five years following the receipt of such stockholder approval. The Warrant Amendment Agreement became effective upon the consummation of the Offering.

The foregoing description of the Purchase Agreement, Warrant Amendment Agreement, Pre-funded Warrants, and Common Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the form of Purchase Agreement, Warrant Amendment Agreement, Pre-funded Warrants, and Common Warrants which are filed as Exhibits 10.1, 10.2, 4.1, and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The legal opinion, including the related consent, of Ballard Spahr LLP relating to the issuance and sale of the Preferred Stock and the shares issuable upon exercise of the Common Warrants is filed as Exhibit 5.1 hereto.

Item 8.01. Other Events.

On May 1, 2023, the Company issued a press release announcing pricing of the Offering and the entry into the Purchase Agreement. On May 4, 2023, the Company issued a press release announcing the closing of the Offering. A copy of such press releases are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-funded Warrant.
4.2	Form of Common Stock Purchase Warrant.
10.1	Form of Securities Purchase Agreement, dated May 1, 2023, by and between OpGen, Inc. and the Investor.
10.2	Form of Warrant Amendment Agreement, dated May 1, 2023, by and between OpGen, Inc. and the Investor.
99.1	Press Release, dated May 1, 2023.
99.2	Press Release, dated May 4, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 4, 2023	OpGen, Inc.

	By:	/s/ Oliver Schacht, Ph.D
		Name:	Oliver Schacht, Ph.D
		Title:	Chief Executive Officer